Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. §1350, the undersigned officer of Alfa Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ STEPHEN G. RUTLEDGE
Stephen G. Rutledge Chief Financial Officer

Date: 8/09/02